UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2012

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Boulevard, Suite G
Winston-Salem, NC 27103
(Address of principal executive offices, with zip code)

(610) 292-8364
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2011, John L. Miclot was appointed President, Chief Executive Officer and director of Tengion, Inc. (the “Company”). At the time of his hire, Mr. Miclot and the Company entered into an Employment Agreement relating to the terms under which he will serve as the Company’s President and Chief Executive Officer.  On January 16, 2012, the Board of Directors of the Company’s approved an amendment to Mr. Miclot’s Employment Agreement for purposes of more accurately reflecting the intent of the parties.  A copy of the Amended Employment Agreement between Mr. Miclot and the Company is filed herewith as Exhibit 10.1.

Mr. Miclot will receive an annual salary of $450,000, will be eligible for target annual incentive cash compensation in the amount of fifty percent (50%) of his annual base salary and will be eligible for other short-term and long-term incentive awards and Company benefits in a manner typical with other executives of the Company.  The Company also has agreed for a two year period to reimburse Mr. Miclot expenses and the associated taxes related to rental of a furnished apartment in or around Winston-Salem, North Carolina, an automobile lease and weekly commuting expenses to and from Mr. Miclot’s residence and the Company’s headquarters in Winston-Salem.

Pursuant to the terms of his employment agreement, in the event Mr. Miclot’s employment is terminated by the Company without cause or he resigns under certain specified conditions including any material adverse change in his duties, authority or responsibilities without his agreement, a relocation of Mr. Miclot's principal place of employment to a location that is more than 50 miles from his current place of employment, our failure to pay his salary and other benefits when due (other than pursuant to an across the board reduction in the compensation of all senior management), such executive officer will, subject to his signing of a form of Release and Non-disparagement Agreement, be entitled to receive continued payment of his base salary for 12 months, plus an amount equal to his annual target bonus (assuming 100% payout threshold) and continuation of his benefits, for the same period of time.  Mr. Miclot also is entitled to the benefits under the Company’s Change in Control Payment Plan.

Item 9.01. Financial Statements and Exhibits

   (b) Exhibits.

10.1 Amended Employment Agreement by and between the Company and John L. Miclot, dated January 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: January 20, 2012	By:	/s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer and Vice President,
Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended Employment Agreement by and between the Company and John L. Miclot, dated January 20, 2012.